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                                                                    Exhibit 3.1



            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SUNRISE TELEVISION CORP.



                (Pursuant to Sections 242 and 245 of the General
                   Corporation Law of the State of Delaware)

         Sunrise Television Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), does hereby certify as follows:

         1.       (a)      The name of the Corporation is Sunrise Television
Corp.

                  (b) The date of filing of the original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was January 8, 1997.

                  (c) The date of filing of the Amended and Restated Certificate of Incorporation of the Corporation (the "First Amended and Restated Certificate of Incorporation") was February 26, 1997.

         2. This Second Amended and Restated Certificate of Incorporation amends and restates in its entirety the First Amended and Restated Certificate of Incorporation.

         3. This Second Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the Board of Directors of the Corporation (the "Board of Directors") and vote of the stockholders in accordance with Sections 228, 242 and 245 of Delaware Law.

         4. The text of the First Amended and Restated Certificate of Incorporation is amended hereby and restated to read in full as set forth herein:

         FIRST:   The name of the Corporation is Sunrise Television Corp.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD:   The purpose for which the Corporation is organized is to
engage in any and all lawful acts and activity for which a corporation may be organized under Delaware Law. The Corporation will have perpetual existence.



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         FOURTH:  The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 2,002,000 shares consisting of two classes of capital stock: (a) 1,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and (b) 1,002,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock").

         Upon the filing of this Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, (a) One (1) share of common stock, par value $.01 per share (the "Old Common Stock"), held by Smith Broadcasting Partners, L.P. immediately prior to such filing shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent, One (1) validly issued, fully paid and non-assessable share of Class A Common Stock and (b) each share of Old Common Stock, other than the aforementioned One (1) share held by Smith Broadcasting Partners, L.P. issued and outstanding immediately prior to such filing shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent, one validly issued, fully paid and non-assessable share of Class B Common Stock. Each certificate representing shares of Old Common Stock shall thereafter represent that number and class of shares of Common Stock determined in the previous sentence; provided, however, that each person holding of record a stock certificate or certificates representing shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number and class of shares of Common Stock to which such person is entitled.

         The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock are as follows:

         1. General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

         2. Dividends. The holders of the Common Stock shall be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on each class of Common Stock and only in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and in shares of Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock.

         Dividends payable under this paragraph 2 shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each




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dividend. Any shares of Common Stock issued as a dividend pursuant to this paragraph 2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of shares of Common Stock rounded up or down in the Corporation=s sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

         3. Voting. The Class A Common Stock shall be voting stock, and the holders of Class A Common Stock shall vote on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote. The Class B Common Stock shall not be entitled to vote, except as required by law and as provided in paragraphs 4(a) and 11 of this ARTICLE FOURTH. The holders of Common Stock are not entitled to cumulate votes in the election of any directors.

         4.       Conversion.

                  (a) Conversion. The shares of Class B Common Stock shall be convertible in whole or in part at any time at the option of the holder or holders thereof into an equal number of fully paid and non-assessable shares of Class A Common Stock, for no additional consideration, if (A) any necessary approval of the Federal Communications Commission (the "FCC") has been obtained and (B) the holders of at least a majority of the Class B Common Stock outstanding on the date on which the Conversion Notice (as defined in paragraph 4(b) below) is received by the Corporation approve the conversion of such shares; provided, however, that clause (B) shall not be a condition precedent to the conversion of shares of Class B Common Stock from and after the time on which at least a majority of the shares of Class B Common Stock that was outstanding immediately after this Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective has been converted into shares of Class A Common Stock.

                  (b) Conversion Procedure. At the time of a conversion pursuant to paragraph 4(a) above or, in the event such conversion requires the consent of the FCC and/or approval of the holders of at least a majority of the Class B Common Stock, at or after the later to occur of (A) the time any necessary approval of the FCC has been obtained and (B) if then a condition precedent to a conversion, the requisite approval of the holders of the Class B Common Stock is obtained, the holder or holders of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Common Stock (x) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (y) written notice (the "Conversion Notice") to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the time and date when such delivery is made to the Corporation or the transfer agent of the shares to be converted, and the person exercising such conversion shall be deemed to



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be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time.

                  (c) Issuance of Conversion Shares. As promptly as practicable following any holder's conversion of shares of Class B Common Stock, the Corporation shall issue and deliver to the converting holder one or more certificates (as such holder may request) evidencing the shares of Class A Common Stock issuable in respect of the applicable conversion and, if the certificates surrendered by the converting holder evidence more shares of Class A Common Stock than the holder has elected to convert, one or more certificates (as such holder may request) evidencing the shares of Class B Common Stock which have not been converted. Pending the issuance and delivery of the foregoing certificates, the certificate or certificates evidencing the shares of Class B Common Stock that have been surrendered for conversion shall be deemed to evidence the shares of Class A Common Stock issuable upon such conversion.

                  (d) Dividends on Converted Shares. Any dividends declared and not paid on shares of Class B Common Stock prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Class A Common Stock issuable upon such conversion.

         5. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock; moreover, if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

         6. Adjustments for Stock Splits and Stock Dividends. The Corporation shall treat the shares of Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Class A Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock).

         7. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this paragraph 7, neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with



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the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

         8. Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of Common Stock are to be distributed, such Common Stock may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

         9. Reissue of Shares. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall continued to be authorized shares of Class B Common Stock and available for reissue by the Corporation as determined by the Board of Directors.

         10. No Action by Written Consent. No action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting, and the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that holders of Class B Common Stock may act by written consent, without a meeting, for any action required or permitted to be authorized or approved by the holders of Class B Common Stock in paragraphs 4 and 11 of this Second Amended and Restated Certificate of Incorporation.

         11. Restrictions and Limitations. So long as at least a majority of the shares of Class B Common Stock, which were outstanding immediately after this Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective, remains outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the affirmative vote of the holders of at least a majority of the shares of Class B Common Stock voting as a single class, with each share of Class B Common Stock entitled to one vote:

                  (a) Effect (A) any purchase, acquisition, sale, lease, exchange, assignment, transfer or other conveyance, directly or indirectly, in a single transaction or series of related transactions, of any assets or business of the Corporation or any of its subsidiaries having a total fair market value equal to 10% or more of the fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock of the Corporation outstanding on the date on which any definitive, binding agreement is entered into regarding any such purchase, acquisition, sale, lease, exchange, assignment, transfer, or other conveyance, (B) any merger or consolidation involving the Corporation (other than transactions involving the merger or consolidation of a wholly-owned subsidiary of the Corporation into the Corporation or with or into another wholly-owned subsidiary of the Corporation), or (C) any reclassification of any securities of the Corporation or any recapitalization, dissolution, liquidation, or winding up of the Corporation;

                  (b) Effect the issuance or sale of shares of capital stock of the Corporation or any of its subsidiaries (or warrants, options or rights to acquire shares of capital stock or securities



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convertible into or exchangeable for capital stock or any type of debt instrument which has equity features), except the issuance or sale of shares of capital stock of a wholly-owned subsidiary of the Corporation to the Corporation or to another wholly-owned subsidiary of the Corporation;

                  (c) Effect any redemption, repurchase or offer to purchase made by the Corporation or any of its subsidiaries or other acquisition of capital stock of the Corporation or any of its subsidiaries, except the purchase of capital stock of the Corporation in accordance with that certain letter agreement dated August 30, 2000, among Smith Broadcasting Partners, L.P., Smith Broadcasting Group, Inc., Sandy DiPasquale, John Purcell, David Fitz, and the Corporation;

                  (d) Make or permit any amendment or modification to this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, by merger, consolidation, or otherwise, that materially adversely affects the rights of the holders of Class B Common Stock;

                  (e) Declare or pay any dividends on or declare or make any other distribution, direct or indirect, on account of the Common Stock or set apart any amount for any such purpose other than as provided by any stockholders agreement;

                  (f) Enter into any transaction with any Affiliate (as defined below) of the Corporation, other than advances for travel and other normal business expenses to officers and employees. As used in this Second Amended and Restated Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended;

                  (g) Enter into any transaction except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Corporation or any of its subsidiaries;

                  (h) Engage in any business or transaction that would require any direct or indirect owner of an equity interest in the Corporation (or any Affiliate of such owner) to divest itself of any equity interest in the Corporation;

                  (i) Create, incur, assume or suffer to exist, or cause or permit any subsidiary to create, incur, assume or suffer to exist, any indebtedness in an amount equal to 10% or more of the fair market value of the Corporation and its subsidiaries, taken as a whole, on the date such indebtedness is created, incurred, assumed, or suffered to exist;

                  (j) Engage in any business other than (A) any business, the majority of whose revenues are derived from the ownership and operation of television stations, and such business activities as are incidental or related thereto and (B) such other businesses as the Corporation or any of its subsidiaries are engaged in on the date on which this Second Amended and Restated Certificate of Incorporation was filed; or

                  (k) Settle, or cause or permit any subsidiary of the Corporation to settle, any claim, lawsuit, arbitration or administrative proceeding which is other than in the ordinary course



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of business of the Corporation or any of its subsidiaries and which involves any material restriction on the conduct of the business of, or the continued ownership of the assets owned by, the Corporation, its subsidiaries or any of their respective Affiliates.

         12. Subject to the foregoing provisions of this Second Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         13. Subject to the foregoing provisions of this Second Amended and Restated Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH:   The number, classification, and terms of the Board of
Directors of the Corporation and the procedures to elect directors and to remove directors shall be as follows:

         1. The number of directors constituting the Board of Directors shall be three.

         2. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, the directors of the Corporation shall be divided by the Board of Directors into three classes (the "Classified Directors") with the first class ("Class I"), second class ("Class II") and third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2001 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2002 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2003 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         3. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

         4. A director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean
(a) a final conviction of a felony



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involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice.

         SIXTH:   The following provisions are included for the purpose of
ensuring that control and management of the Corporation remains with citizens of the United States or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934 as the same may be amended from time to time:

         1. The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States, (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States, (iii) a government other than the government of the United States or of any state, territory, or possession of the United States, or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the Corporation if such issuance would result in the total amount of such capital stock held by Aliens exceeding 25% of the total equity of or total voting power in the Corporation held by Aliens exceeding such 25% limit. The Corporation shall cause subsidiaries under its control that hold Federal Communications Commission ("FCC") licenses or authorizations to comply with the alien ownership restrictions, of the Communications Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time, and, to the extent required under such restrictions, shall prohibit the ownership or voting by Aliens of more than 20% of the capital stock of such subsidiaries.

         2. No Alien or Aliens, individually or collectively, directly or indirectly, shall be entitled to own or to vote or direct or control the vote of more than 25% of (i) the total amount of capital stock of the Corporation outstanding at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, and issuances and transfers of capital stock of the Corporation in violation of this Section (b) shall be prohibited.

         3. The Board of Directors shall have all powers necessary to implement the provisions of this ARTICLE SIXTH and to ensure compliance with the alien ownership restrictions of the Communications Act of 1934 and of the rules and regulations promulgated thereunder, as the same may be amended from time to time.

         4. All shares of the Corporation's capital stock that the Board of Directors determines to be owned beneficially by an Alien or an entity directly or indirectly owned by Aliens in whole or in part shall always be subject to redemption by the Corporation by action of the Board of Directors to the extent necessary, in the judgement of the Board of Directors, to comply with the alien



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ownership restrictions of the Communications Act of 1934, as amended, and the
FCC rules and regulations.

         SEVENTH: Subject to the provisions of ARTICLE FOURTH, paragraph 11 of this Second Amended and Restated Certificate of Incorporation, the directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

         EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein Aperson@ means other corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of directors or of a committee which authorizes the contract or transaction.

         NINTH:   The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under Delaware Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this ARTICLE NINTH is in effect. Any repeal or amendment of this ARTICLE NINTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this ARTICLE NINTH. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under Delaware Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder



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is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person any have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         TENTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this ARTICLE TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this ARTICLE TENTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to Delaware Law.

         ELEVENTH: The Corporation expressly elects not to be governed by
Section 203 of Delaware Law.



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         IN WITNESS WHEREOF, the Corporation has caused this Second Amended and
Restated Certificate of Incorporation to be signed by Robert N. Smith this 30th day of August, 2000.

                                            By: /s/ Robert N. Smith
                                                -------------------------------
                                                    Robert N. Smith
                                                    President and Chief
                                                    Executive Officer





















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